UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2006

WELUND FUND, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50142	20-1470649
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zinfandel Drive, Suite Q
Rancho Cordova, CA	95670
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:    (916) 797-0207

(Former name or former address, if changed since last report)

REINCORPORATION IN THE STATE OF NEVADA

ITEM 1.01  ENTYR INTO A MATERIAL DEFINITIVE AGREEMENT

The registrant is the successor issuer to Welund Fund, Inc., a corporation organized under the laws of the State of Delaware (“Welund - Delaware”).

Effective February 1, 2006, Welund - Delaware consummated a merger (the “Reincorporation”) with and into its wholly owned subsidiary, Welund Fund, Inc., a corporation organized under the laws of the State of Nevada (“Welund-Nevada”) in order to reincorporate in the State of Nevada. The Reincorporation was effected pursuant to an Agreement and Plan of Merger dated as of January 25, 2006 (the “Merger Agreement”) by and between Welund-Delaware and Welund-Nevada, a copy of which is filed as an exhibit to this Current Report on Form 8-K. The Reincorporation was recommended for approval by the board of directors of both Welund-Delaware and Welund-Nevada and approved by consent of the majority of the shareholders of Welund-Delaware and by the sole shareholder of Welund-Nevada. As a result of the Reincorporation, the legal domicile of the registrant is now Delaware. The Merger Agreement provides that all of the shareholders of Welund-Delaware immediately prior to the consummation of the Reincorporation will be stockholders of the registrant immediately thereafter. In addition, the Merger Agreement provides that the officers and directors immediately prior to the consummation of the Reincorporation will be the officers and directors of the registrant immediately thereafter. Subsequent to the effective date of the Reincorporation, the registrant increased the number of directors constituting the board of directors from one director to two directors and elected an additional director of the registrant. See Item 5.02 below. Finally, the Merger Agreement provides that the substantive terms of the certificate of incorporation and bylaws of Welund-Delaware immediately prior to the consummation of the Reincorporation will be same as the substantive terms of the articles of incorporation and bylaws of the registrant immediately thereafter. Each of the shareholders of the registrant will receive certificates for shares of common stock in the registrant reflecting the reincorporation with the new Cusip number 95046P 10 0 and the old certificates will be cancelled and destroyed.

ELECTION OF AN ADDITIONAL DIRECTOR

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 3, 2006, the board of directors of the registrant increased the number of the members of the board from one member to two members and appointed Robert Henrichsen, MD as a member of the board to fill the newly created seat on the board.

Robert Henrichsen, MD is the president of Auburn Orthopaedic Associates, and was the CEO of Auburn Outpatient Diagnostic & Surgical Center from its inception in 1991 to its sale to National surgery Center. Dr. Henrichsen received a Bachelor of Arts degree in chemistry from La Sierra University in 1963. In 1967, he received a medical doctor degree from Loma Linda University. Following military service, including Pleiku, Vietnam, he completed medical specialty training at Los Angeles Orthopaedic Hospital. In 1973 he moved to Auburn, California & initiated medical practice & business investments. In the ensuing 32 years Dr. Henrichsen has been involved with investments including real estate, stocks and bonds, options market, new venture capital, and business leasing.

This Report may contain certain forward-looking statements and information relating to the Registrant that are based on the beliefs of management as well as assumptions made by and information currently available to management. These statements may include, among other things, the discussions of the Registrant's business strategy and expectations concerning the Registrant's future operations, product development costs and schedules, product rollout dates, customer acceptance, licensing of required third party technologies, ability to obtain required additional capital, profitability, liquidity, and capital resources.

When used in this document, the words "anticipate," "believe," "estimate," "expect," and "intend" and similar expressions, as they relate to the Registrant or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Registrant respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted. Although the Registrant has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause the forward-looking statement not to come true as anticipated, believed, estimated, expected, or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. Neither the Registrant nor any other person undertakes any obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Exhibits

Exhibit Number	SEC Reference Number	Title of Document	Location

1	(10)	Agreement and Plan of Merger dated as of January 25, 2006 between Welund Fund, Inc. (Delaware) and Welund Fund, Inc. (Nevada)	This filing

2	(3(i))	Articles of Incorporation of Welund Fund, Inc. Nevada	Definitive 14C Filed on January 3, 2006

3	(3(ii))	Bylaws of Welund Fund, Inc. Nevada	Definitive 14C Filed on January 3, 2006

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELUND FUND, INC.

Dated: February 3, 2006	By	/s/ Robert Freiheit
Robert Freiheit, President and Chief Executive Officer
(Principal Executive Officer)